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                                                                EXHIBIT 10.16




                          MARTIN MARIETTA CORPORATION




                          RESTRICTED STOCK AWARD PLAN





                            Adopted: April 27, 1989
                                   As Amended
                                 June 28, 1991
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MARTIN MARIETTA CORPORATION
RESTRICTED STOCK AWARD PLAN

Section 1.  Establishment and Purpose

         The Martin Marietta Corporation Restricted Stock Award Plan (the "Plan"), for designated senior executive personnel, is established effective July 28, 1988, subject to stockholder approval at the Corporation's 1989 Annual Meeting. The purpose of the Plan is to provide additional incentives to senior executives to remain with the Corporation during the operative period of the restrictions and to maintain a proprietary interest in the Corporation thereby maximizing their efforts for the success of the Corporation's business.

         The maximum number of shares of Restricted Stock which may be issued under the Plan shall be 350,000, however, not more than 10% of the stock available under the Plan shall be issued to any one Participant and no individual who owns stock possessing 5% or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan. Forfeited Stock may be reissued under the terms of the Plan. The Stock which may be issued under the Plan may be authorized but unissued Stock or Treasury Stock; such Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 2.  Definitions

    The following terms, as used herein, shall have the meaning specified:

    "Corporation" means Martin Marietta Corporation including its affiliates and subsidiaries.

    "Board of Directors" means the Board of Directors of Martin Marietta Corporation as it may be comprised from time to time.

    "Participant" means any senior executive who is approved by the Board of Directors to participate in the Plan.

    "Award" means an award of Restricted Stock granted under the provisions of the Plan.

    "Stock" means shares of Common Stock of Martin Marietta Corporation.

    "Restricted Stock" means Stock contingently awarded to a Participant under the Plan subject to the restrictions set forth in Sections 4 and 5.
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    "Restricted Period" means the designated period of time during which restrictions are in effect with respect to the Restricted Stock.

Section 3. Administration

    3.1 The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which consists of three or more of those members of the Board of Directors who are not eligible to receive awards under the Plan. The members of the Committee are designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

    3.2 The Committee shall recommend to the Board of Directors the senior executives who will be asked to participate in the Plan, the number of shares of Restricted Stock which will be awarded to each senior executive who becomes a Participant, the duration of the Restricted Period, and such other terms and conditions which shall apply to each Award, including provisions related to termination of restrictions in the event of a change of control of the Corporation. Upon approval of the recommendation by the Board of Directors, the Award shall become effective.

    3.3 As and to the extent authorized by the Board of Directors or the By-Laws, the Committee may exercise the powers and authority related to the Plan which are vested in the Board of Directors.

The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver documents and to take such other steps deemed necessary or convenient for the efficient administration of the Plan.

    3.4 The Board of Directors shall have the power to interpret the Plan. All interpretations, determinations, and actions by the Board of Directors or by the Committee, to the extent authorized by the Plan, the Board of Directors or the By-Laws shall be final, conclusive, and binding on all parties.

Section 4.  Award Agreements

    4.1 At the time an Award is made, the Restricted Period applicable to such Award Shall be established and shall not be more than ten years. Each Award may have a different Restricted Period. At the time an Award is made, conditions may be specified for the incremental lapse of restrictions during the Restricted Period and for the termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period, including but not limited to provisions related to a change of control, with respect to all or any portion of the Restricted Stock





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    4.2  All restrictions shall terminate with respect to all Restricted Stock upon the Participant's

         (i) death; or

                 (ii) total disability as evidenced by commencement of benefits under the Corporation's Long Term Disability Plan (or if not a member of the Long Term Disability Plan the Participant would have been eligible for benefits using Long Term Disability Plan standards).

         In the event of termination or retirement by mutual consent between the Participant and the Board, restrictions may be terminated with respect to all or any portion of the Participant's Restricted Stock on the recommendation of the Committee and approval of the Board of Directors.

    4.3 Each Award shall be evidenced by a written agreement signed by the Participant and the Chief Executive Officer, or, in the case of an Award to the Chief Executive Officer, by the Participant and by a member of the Committee (the "Award Letter") which shall state the Restricted Period and such other terms and conditions which may be applicable, including payment by the Participant of the par value of the Restricted Stock upon execution of the Award Letter (the "Purchase Price") if such payment is required by state law.

Section 5.  Restrictions

         5.1 A stock certificate representing the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Corporation for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock including the right to vote such Restricted Stock, except that the following restrictions shall apply:

                 (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions specified in the Award Letter;

                 (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions specified in the Award Letter; and

                 (iii) except as set forth in Section 4 or as set forth in the Award Letter executed pursuant to Section 4, all of the Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock including any stock dividends on such Restricted Stock shall terminate without further obligation on





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         the part of the Corporation unless the Participant has remained a regular full-time employee of the Corporation, any of its subsidiaries or any parent or any combination thereof until the expiration or termination of the Restricted Period and the satisfaction of any other conditions specified in the Award Letter applicable to such Restricted Stock.

         The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any Stock received pursuant to Section 7.

         5.2 At the discretion of the Corporation, cash dividends with respect to the Restricted Stock may be either currently paid or withheld by the Corporation for the Participant's account, and interest shall be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Corporation. Cash dividends so withheld shall not be subject to forfeiture. Stock dividends with respect to the Restricted Stock shall be
held in the Participant's account and shall be subject to forfeiture.   Upon
the forfeiture of any Restricted Stock, such forfeited Stock and any stock dividends on such forfeited Stock shall be transferred to the Corporation without further action by the Participant and any amounts paid by the Participant upon the issuance of the Restricted Stock shall be returned to the Participant with interest.

         5.3 Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 4 or in the Award Letter applicable to such Restricted Stock, the restrictions applicable to the Restricted Stock shall terminate and a stock certificate for the number of shares with respect to which the restrictions have terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions terminate) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the delivery of any Restricted Stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be promptly paid by the Participant to the Corporation following notification to the Participant of the amount due. A Participant may satisfy this obligation by paying cash or, with the approval of the Board of Directors or the Committee, may pay the obligation in full or in part by the tender to the Corporation of Martin Marietta Corporation Common Stock owned by the Participant. The number of shares to be tendered shall be determined by reference to the fair market value of such shares on the date payment is made.

Section 6.  Termination of Employment

         Unless otherwise determined by the Board of Directors, or otherwise provided





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in the Award Letter, if a Participant to whom Restricted Stock has been granted ceases to be an employee of the Corporation prior to the end of the Restricted Period and the satisfaction of any other conditions specified in the Award Letter, for any reason other than the reasons specified in Section 4, the Participant shall immediately forfeit all Restricted Stock and stock dividends thereon.

Section 7.  Changes in Capitalization

         In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the maximum aggregate number of shares as to which Awards may be granted under the Plan and the number of shares covered by each previously granted Award, if any, shall be proportionally adjusted by the Board of Directors with such determination being conclusive.

Section 8.  Effective Date

         The Plan is effective as of July 28, 1988, subject to the approval of the stockholders at the Corporation's 1989 Annual Meeting. The Committee may, at its discretion, grant Awards under the Plan subject to such stockholder approval of the Plan. The Award, issuance or delivery of Restricted Stock shall be expressly subject to the conditions that, to the extent required by law at the time of Award, issuance or delivery,

         (i) the shares covered by such Awards shall be duly listed upon the New York Stock Exchange; and

         (ii) if the Corporation deems it necessary or desirable a Registration Statement under the Securities Act of 1933 with respect to such Restricted Stock shall be effective.

Section 9.  Limits of Liability

         Neither the Corporation nor any member of the Board of Directors, or the Committee, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party, for any action taken, or not taken, in good faith under the Plan.

Section 10.  Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive Restricted Stock to which the Participant is entitled in the event of





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the Participant's death.  Such designation shall be made in writing upon forms supplied by and delivered to the Committee, and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, the Participant's Restricted Stock shall be distributed in accordance with his will, or, if intestate, the laws of descent and distribution.

Section 11.  Designation of Beneficiary

         The Board of Directors of the Corporation may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares of Stock which may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, must be approved by the Corporation's stockholders if the Plan is to constitute a complying plan under Rule 16b-3 of the Securities Exchange Act of 1934 as currently enacted, except that any such increase or modification that may result from adjustments authorized by Section 7 shall not require such approval. There is no requirement that the Plan remain a complying plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

Section 12.  Duration

         The Plan shall remain in effect until all Restricted Stock shall have been delivered without restrictions or forfeited under the terms of the Plan provided that no Restricted Stock shall be awarded under the Plan after December 31, 1998.





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